UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 23, 2002

Paper Warehouse, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-23389	41-1612534
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7630 Excelsior Boulevard
Minneapolis, Minnesota 55426
(Address of Principal Executive Offices, Including Zip Code)

(952) 936-1000
(Registrant’s Telephone Number, Including Area Code)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

On April 12, 2002, Paper Warehouse, Inc. reported that it had signed a definitive agreement with Party City Corporation for the purchase from Paper Warehouse of 13 stores located in Seattle, Washington.  On April 23, 2002, Paper Warehouse completed the sale to Party City of substantially all of the assets used in connection with the operation of its Seattle stores, consisting primarily of inventory and equipment.  In consideration for the assets, Party City agreed to pay Paper Warehouse approximately $2.3 million plus the cost of the inventory, which was estimated at $2.1 million, plus other assets at cost for a total purchase price of approximately $4.5 million.  The purchase price was reduced by capital lease commitments of approximately $200,000 which were paid directly to the lessor by Party City Corporation.  The inventory was sold at cost, less a deduction for inventory not in season.  There was a minor adjustment to the valuation of the inventory following closing.  Party City assumed the remaining obligations under the store leases.  Paper Warehouse used the proceeds from the sale to reduce outstanding indebtedness.  On April 26, 2002, Paper Warehouse reported that it had completed the sale of the 13 stores located in Seattle, Washington to Party City.  See the press release, which is filed with this report as Exhibit 99.1

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

Not Applicable

(b)      Pro Forma Financial Information.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma condensed consolidated financial statements have been derived by the application of the effects of the sale of the 13 Seattle stores and of other related pro forma adjustments to the Company’s historical consolidated financial statements. The unaudited pro forma condensed consolidated balance sheet data gives effect to the sale as if it had occurred on February 1, 2002. The unaudited pro forma condensed consolidated statement of operations gives effect to the sale as if it had been consummated on February 3, 2001. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated financial statements.

The unaudited pro forma condensed consolidated financial statements should not be considered indicative of actual results that would have been achieved had the sale been consummated on the date or for the period indicated and do not purport to indicate consolidated balance sheet data or results of operations as of any future date or any future period.  The pro forma condensed consolidated financial statements should be read in conjunction with Paper Warehouse’s audited consolidated financial statements and notes thereto included in its Annual Report on Form 10-K for the fiscal year ended February 1, 2002.

PAPER WAREHOUSE, INC. and SUBSIDIARIES

Pro Forma Consolidated Statements of Operations

(Unaudited)

	Twelve months ended February 1, 2002
	Historical	Sale of 13 Seattle Stores (a)	Pro Forma
Revenues:
Retail sales	$85,296,609	$10,891,926	$74,404,683
Franchise related fees	1,512,665	—	1,512,665
Total revenues	86,809,274	10,891,926	75,917,348

Costs and expenses:
Costs of products sold and occupancy costs	58,276,275	8,270,943	50,005,332
Store operating expenses	22,890,037	3,596,088	19,293,949
General and administrative expenses	10,532,069	200,397	10,331,672
Repositioning and store closing credits, net	(121,450)	—	(121,450)
Total costs and expenses	91,576,931	12,067,428	79,509,503

Operating loss	(4,767,657)	(1,175,502)	(3,592,155)

Interest expense	(1,432,884)	—	(1,432,884)
Other income, net	132,326	—	132,326

Loss before income taxes	(6,068,215)	(1,175,502)	(4,892,713)

Income tax provision	(3,733,268)	—	(3,733,268)

Net loss	$(9,801,483)	$(1,175,502)	$(8,625,981)

Net loss per common share:

Basic and diluted net loss per common share	$(5.20)		$(4.58)

Weighted average shares outstanding	1,884,470		1,884,470

PAPER WAREHOUSE, INC. and SUBSIDIARIES

Pro Forma Consolidated Balance Sheets

(Unaudited)

	At February 1, 2002
	Historical	Sale of 13 Seattle Stores (a)	Pro Forma Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$264,067	$—	$4,273,000	(b)	$264,067
			(4,273,000)	(c)
Merchandise inventories	17,018,472	2,252,606	—		14,765,866
Accounts receivable	1,179,939	2,575	—		1,177,364
Prepaid expenses and other current assets	521,686	—	—		521,686
Total current assets	18,984,164	2,255,181	—		16,728,983

Property and equipment, net	7,172,452	852,497	—		6,319,955
Other assets, net	1,615,235	23,180	—		1,592,055
Total assets	$27,771,851	$3,130,858	$—		$24,640,993

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Notes payable – line of credit	$7,731,966	$—	$(1,013,673)	(c)	$6,718,293
Notes payable – other	1,000,000	—	(500,000)	(c)	500,000
Convertible subordinated debt	4,000,000	—	—		4,000,000
Current maturities of long-term debt	685,733	132,252	—		553,481
Accounts payable	8,087,854	—	(2,759,327)	(c)	5,328,527
Accrued liabilities	1,829,542	7,054	300,000	(d)	2,122,488
Current portion – reserve for store closings	311,383	—	—		311,383
Total current liabilities	23,646,478	139,306	(3,973,000)		19,534,172

Other long-term debt, less current maturities	1,461,940	132,961	—		1,328,979
Reserve for store closings, less current portion	383,908	—	—		383,908
Deferred rent credits	1,686,381	424,911	—		1,261,470
Total liabilities	27,178,707	697,178	(3,973,000)		22,508,529

Stockholders’ equity:
Serial preferred stock, $.03 par value; 3,333,333 shares authorized; none issued or outstanding	—	—	—		—
Common stock, $.03 par value; 13,333,333 shares authorized; 1,886,192 and 1,882,593 shares issued and outstanding	56,585	—	—		56,585
Additional paid-in capital	15,010,548	—			15,010,548
Accumulated deficit	(14,473,989)	2,433,680	4,273,000	(b)	(12,934,669)
			(300,000)	(d)
Total stockholders’ equity	593,144	2,433,680	3,973,000		2,132,464
Total liabilities and stockholders’ equity	$27,771,851	$3,130,858	$—		$24,640,993

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

As of and for the Year Ended February 1, 2002

1.  Basis of Presentation of Unaudited Pro Forma Condensed Financial Information

Paper Warehouse, Inc. sold substantially all of its assets and lease commitments of its thirteen Seattle stores to Party City Corporation.  Party City Corporation agreed to pay Paper Warehouse approximately $2.3 million plus the cost of the inventory, for net proceeds of approximately $4.3 million in cash, including $300,000 of escrowed proceeds.

The unaudited pro forma condensed consolidated financial statement data included herein is based on the historical year ended February 1, 2002 audited balance sheet and statement of operations.

2.  Adjustments

(a)           Assumes the sales of 13 Seattle stores and the removal of the related assets and liabilities sold or assumed in the transaction.  It also reflects the reduction of the revenues from the 13 Seattle stores and the related expenses.

(b)           Assumed proceeds received as a result of the sale of substantially all of the assets and lease commitments of Paper Warehouse Inc.’s 13 Seattle stores, including escrowed proceeds of $300,000.  Assumes sale price of $4.5 million less amounts paid directly by Party City Corporation to lessor of leases on equipment purchased of approximately $200,000.

(c)           Assumed proceeds from the sale of the 13 Seattle stores will be used to reduce accounts payable, to pay $500,000 of the "Note Payable—Other", and reduce the line-of-credit for the reduced borrowing base due to reductions in inventory levels.

(d)           Recording of estimated liabilities associated with expenses of the sale of the 13 Seattle stores.

(c)  Exhibits.

The following exhibits are filed as part of this report:

2.1.	Asset Purchase Agreement, dated April 11, 2002, between Paper Warehouse, Inc. and Party City Corporation. Schedules and exhibits have been omitted from this filing (filed electronically herewith).

99.1.	Ex. 99.1 Press Release dated April 26, 2002 (filed electronically herewith).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PAPER WAREHOUSE, INC.
(Registrant)

Dated: May 8, 2002	By:	/s/ Cheryl W. Newell
		Name:	Cheryl W. Newell
		Title:	Vice President and
Chief Financial Officer

	By:	/s/ Diana G. Purcel
		Name:	Diana G. Purcel
		Title:	Vice President and
Chief Accounting Officer

INDEX TO EXHIBITS

Item No.	Description	Method of Filing

2.1	Asset Purchase Agreement, dated April 11, 2002, between Paper Warehouse, Inc. and Party City Corporation. Schedules and exhibits have been omitted from this filing.	Filed electronically herewith.

99.1	Press Release dated April 26, 2002.	Filed electronically herewith.